Exhibit 99.1

Dice Holdings, Inc. Reports Third Quarter 2009 Results

•	Revenues declined 33% to $26.7 million

•	Operating expenses reduced 27% or $7.8 million

•	Net income of $3.0 million or $0.05 per diluted share

•	Cash flow from operations of $5.4 million

•	Adjusted EBITDA totaled $12.0 million or 45% of revenues (See “Notes Regarding the Use of Non-GAAP Financial Measures”)

New York, New York, October 21, 2009—Dice Holdings, Inc. (NYSE: DHX), a leading provider of specialized career websites for professional communities, today reported financial results for the quarter ended September 30, 2009.

Third Quarter Operating Results

Revenues for the quarter ended September 30, 2009 totaled $26.7 million, a decline of 33% from $39.6 million in the comparable quarter of 2008, as a result of a significant decline in recruitment activity which impacted both Dice.com and eFinancialCareers. Currency translation from pound sterling to U.S. dollars negatively impacted revenues by $0.9 million or 2% from the same quarter in 2008.

Sales and marketing expense for the quarter ended September 30, 2009 declined $6.1 million or 42% from the same quarter a year ago. This reduction was the primary contributor to the $7.8 million decline in Operating expenses from the comparable 2008 quarter.

Operating income totaled $5.9 million for the quarter ended September 30, 2009 versus $11.0 million in the comparable quarter of 2008. Net income for the quarter ended September 30, 2009 totaled $3.0 million or $0.05 earnings per diluted share.

Net cash provided by operating activities for the quarter ended September 30, 2009 was $5.4 million, compared to $13.1 million in the comparable quarter of 2008.

Adjusted EBITDA for the quarter ended September 30, 2009 was $12.0 million or 45% of revenues, compared with $17.6 million, 45% of revenues, for the third quarter of 2008. See “Notes Regarding the Use of Non-GAAP Financial Measures.”

Operating Segment Results

For the quarter ended September 30, 2009, DCS Online revenues were $19.5 million or 73% of Dice Holdings’ consolidated revenues, representing a 29% decrease from the comparable 2008 quarter. The decline was a result of fewer Dice.com recruitment package customers and a decrease in the average monthly revenue they generated. Continued strong demand and new customer additions led to a 32% year-over-year increase in revenue at ClearanceJobs.

The eFinancialCareers segment, which consists of eFinancialCareers operations outside of North America, accounted for 22% of Dice Holdings’ consolidated revenues in the third quarter of 2009. For the quarter ended September 30, 2009, eFinancialCareers revenues declined 41% to $5.8 million from the comparable 2008 quarter. A decline of $0.9 million was the result of an unfavorable currency translation from pound sterling to U.S. dollars. Measured in pound sterling, eFinancialCareers international business declined 32% from the same quarter a year ago.

The remaining businesses operated by Dice Holdings, which include the eFinancialCareers operations in North America, AllHealthcareJobs (since the date of acquisition, June 10, 2009), JobsintheMoney and Targeted Job Fairs, are reported in the Other category. Other revenues decreased 43% to $1.5 million for the quarter ended September 30, 2009.

Nine Month Operating Results

Total revenues for the nine months ended September 30, 2009 decreased 30% to $83.3 million, compared to $119.5 million in the comparable period in 2008. Reduced recruitment activity as a result of the global recession impacted the demand for our services. Currency translation from pound sterling to U.S. dollars negatively impacted revenues for the nine months ended September 30, 2009 by $4.6 million or 4% from the comparable 2008 period.

By segment, DCS Online revenues decreased 25% to $61.5 million for the nine month period ended September 30, 2009. In the same period, eFinancialCareers contributed revenues of $17.2 million, a decrease of 42% (or 26% measured in pound sterling). Other revenues declined 45% to $4.6 million.

Operating income for the nine months ended September 30, 2009 totaled $19.3 million, a 39% decrease from the comparable period in the prior year. Net income for the nine months ended September 30, 2009 was $9.6 million.

For the nine month period ended September 30, 2009, net cash provided by operating activities totaled $16.4 million compared with $49.8 million for the same period last year.

Adjusted EBITDA for the nine months ended September 30, 2009 was $38.2 million or 46% of revenues, compared with $51.2 million for the same period in 2008 or 43% of revenues. See “Notes Regarding the Use of Non-GAAP Financial Measures.”

Balance Sheet

Deferred revenue at September 30, 2009 was $31.6 million compared to $34.9 million at June 30, 2009 and $44.9 million at September 30, 2008. The decreases, compared to each period, are primarily attributable to serving fewer annual recruitment package customers at Dice.com.

Net debt, defined as total debt less cash and cash equivalents and marketable securities, was $6.3 million at September 30, 2009, consisting of total debt of $50.6 million minus cash and cash equivalents and marketable securities of $44.3 million. This compares to net debt of $11.6 million at June 30, 2009, consisting of total debt of $50.9 million minus cash and cash equivalents and marketable securities of $39.3 million.

Management Comments

Scot Melland, Chairman, President and Chief Executive Officer, said, “The tone of our customer conversations improved during the third quarter as some customers and prospects became more optimistic about the business climate. This mild improvement is not consistent across geographies or customer segments, but, it is encouraging.” Mr. Melland added, “We continue to believe that improvement in the labor markets will lag any improvements in the overall economy. Regardless, we are confident that our specialty focus gives us an edge in our markets.”

Michael Durney, Senior Vice President, Finance and Chief Financial Officer, said, “In the third quarter, we delivered better revenue performance than we thought we would in July. The primary factors were that the renewal rate improved slightly on annual contracts at Dice.com and the seasonal impact of the traditional summer slowdown was more moderate. The incremental revenue dropped straight through to the EBITDA line with margins at 45% in the quarter.” Mr. Durney furthered, “Matching our discretionary cost structure to the needs of the marketplace has enabled us to maintain our margins at the high-end of our long-term range. This puts us in a strong position as we continue to invest for long-term growth, including ongoing investments in our newest vertical, healthcare.”

Business Outlook

The Company is providing a current, point-in-time view of estimated financial performance based on what it sees as of October 21, 2009 for both the quarter and year ending December 31, 2009. Both periods include the anticipated financial results from AllHealthcareJobs.com acquired on June 10, 2009. The Company’s actual performance will vary based on a number of factors including those that are outlined in our Annual Report on Form 10-K for the year ended December 31, 2008, in the sections entitled “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our quarterly reports on Form 10-Q.

	Quarter ending December 31, 2009	Year ending December 31, 2009
Revenues	$25 mm	$108.3 mm

Estimated Contribution by Segment
DCS Online	74%	74%
eFinancialCareers	21%	21%
Other	5%	5%

Sales & Marketing expense	$8 mm	$34.2 mm

Adjusted EBITDA	$10 mm	$48.2 mm

Depreciation and amortization	$3.4 mm	$17.8 mm
Non-cash stock compensation expense	$0.7 mm	$ 5.1 mm
Interest expense, net	$1.6 mm	$ 6.6 mm
(Gain) loss from interest rate hedges*	—	$(1.1) mm
Income taxes	$1.6 mm	$ 7.3 mm

Net income	$2.7 mm	$12.5 mm

Adjusted EBITDA Margin	40%	45%

Fully diluted share count	66 mm	66 mm

*	For the purposes of the year ending December 31, 2009 estimate, the gain from interest rate hedges only includes the results through the nine months ended September 30, 2009.

Conference Call Information

The Company will host a conference call to discuss third quarter 2009 results today at 8:30 a.m. Eastern Time. Hosting the call will be Scot W. Melland, Chairman, President and Chief Executive Officer, and Michael P. Durney, Senior Vice President, Finance and Chief Financial Officer.

The conference call can be accessed live over the phone by dialing 800-299-9630 or for international callers by dialing 617-786-2904; the participant passcode is 41390707. A replay will be available two hours after the call and can be accessed by dialing 888-286-8010 or 617-801-6888 for international callers; the replay passcode is 97032396. The replay will be available until October 28, 2009.

The call will also be webcast live from the Company’s website at www.diceholdingsinc.com under the Investor Relations section.

Investor Contact:

Jennifer Bewley

Director, Investor Relations

Dice Holdings, Inc.

212-448-4181

ir@dice.com

Media Contact:

Makovsky + Company

Kona Luseni

212-508-9684

kluseni@makovsky.com

About Dice Holdings, Inc.

Dice Holdings, Inc. (NYSE: DHX) is a leading provider of specialized career websites for professional communities, including technology and engineering, financial services, accounting and finance, healthcare, and security clearance. Our mission is to help our customers source and hire the most qualified professionals in select and highly skilled occupations, and to help those professionals find the best job opportunities in their respective fields and further their careers. For more than 19 years, we have built our company by providing our customers with quick and easy access to high-quality, unique professional communities and offering those communities access to highly relevant career opportunities and information. Today, we serve multiple markets primarily in North America, Europe, the Middle East, Asia and Australia.

Notes Regarding the Use of Non-GAAP Financial Measures

Dice Holdings, Inc. (the “Company”) has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States (“GAAP”) and may be different from non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as adjusted earnings before interest, taxes, depreciation, amortization, non-cash stock based compensation expense, and other non-recurring income or expense (“Adjusted EBITDA”), free cash flow and net debt, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes.

Adjusted EBITDA

Adjusted EBITDA is a metric used by management to measure operating performance. Management uses Adjusted EBITDA as a performance measure for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses this measure to calculate amounts of performance based compensation under the senior management incentive bonus program. Adjusted EBITDA, as defined in our Amended and Restated Credit Facility, represents net income (loss) before interest expense, interest income, income tax expense, depreciation and amortization, non-cash stock compensation expense, extraordinary or non-recurring non-cash income or expense, and to add back the deferred revenues written off in connection with acquisition purchase accounting adjustments.

We consider Adjusted EBITDA, as defined above, to be an important indicator to investors because it provides information related to our ability to provide cash flows to meet future debt service, capital expenditures and working capital requirements and to fund future growth as well as to monitor compliance with financial covenants. We present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period and company to company by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.

We present Adjusted EBITDA because covenants in our Amended and Restated Credit Facility contain ratios based on this measure. Our Amended and Restated Credit Facility is material to us because it is one of our primary sources of liquidity. If our Adjusted EBITDA were to decline below certain levels, covenants in our Amended and Restated Credit Facility that are based on Adjusted EBITDA may be violated and could cause, among other things, an inability to incur further indebtedness and in certain circumstances a default or mandatory prepayment under our Amended and Restated Credit Facility.

Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our profitability or liquidity.

Free Cash Flow

We define free cash flow as net cash provided by operating activities from continuing operations minus capital expenditures. We believe free cash flow is an important non-GAAP measure as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness or repurchase our common stock. We use free cash flow as a measure to reflect cash available to service our debt as well as to fund our expenditures. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period since it excludes cash used for capital expenditures during the period.

Net Debt

Net Debt is defined as total debt less cash and cash equivalents and marketable securities. We consider net debt to be an important measure of liquidity and an indicator of our ability to meet ongoing obligations. We also use net debt, among other measures, in evaluating our choices for capital deployment. Net Debt presented herein is a non-GAAP measure and may not be comparable to similarly titled measures used by other companies.

Forward-Looking Statements

This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, competition from existing and future competitors, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, and the failure to attract qualified professionals or grow the number of qualified professionals who use our websites. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our quarterly reports on Form 10-Q, all of which are available on the Investor Relations page of our website at www.diceholdingsinc.com.

You should keep in mind that any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

DICE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands except per share amounts)

	For the three months ended September 30,		For the nine months ended September 30,
	2009	2008	2009	2008
Revenues	$26,733	$39,642	$83,311	$119,492

Operating expenses:
Cost of revenues	1,929	2,558	5,570	7,459
Product development	1,130	1,183	2,886	3,527
Sales and marketing	8,261	14,350	26,180	45,151
General and administrative	4,725	5,362	14,849	16,274
Depreciation	933	965	2,786	2,786
Amortization of intangible assets	3,822	4,186	11,730	12,665

Total operating expenses	20,800	28,604	64,001	87,862

Operating income	5,933	11,038	19,310	31,630
Interest expense	(1,598)	(2,441)	(5,170)	(7,609)
Interest income	37	528	173	1,502
Gain (loss) from interest rate hedges	294	135	1,051	(974)

Income from continuing operations before income taxes	4,666	9,260	15,364	24,549

Income tax expense	1,664	2,889	5,728	6,861

Income from continuing operations	3,002	6,371	9,636	17,688

Discontinued operations:
Income from discontinued operations	—	—	—	519

Income from discontinued operations, net of tax	—	—	—	519

Net income	$3,002	$6,371	$9,636	$18,207

Basic earnings per share:
From continuing operations	$0.05	$0.10	$0.15	$0.28
From discontinued operations	—	—	—	0.01

	$0.05	$0.10	$0.15	$0.29

Weighted average basic shares outstanding	62,305	62,204	62,248	62,188

Diluted earnings per share:
From continuing operations	$0.05	$0.10	$0.15	$0.27
From discontinued operations	—	—	—	0.01

	$0.05	$0.10	$0.15	$0.28

Weighted average diluted shares outstanding	65,659	65,836	66,070	65,595

DICE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	For the three months ended September 30,		For the nine months ended September 30,
	2009	2008	2009	2008
Cash flows provided by operating activities:
Net income	$3,002	$6,371	$9,636	$18,207

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	933	965	2,786	2,786
Amortization	3,822	4,186	11,730	12,665
Deferred income taxes	(663)	1,233	(3,861)	1,422
Gain on sale of joint venture	—	—	—	(611)
Amortization of deferred financing costs	208	209	625	625
Share based compensation	1,309	1,442	4,407	4,167
(Gain) loss from interest rate hedges	(294)	(135)	(1,051)	974
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	1,106	2,757	4,853	6,585
Prepaid expenses and other assets	(409)	(310)	(51)	(359)
Accounts payable and accrued expenses	156	(327)	(1,743)	1,422
Income taxes payable	(903)	556	(1,315)	2,993
Deferred revenue	(3,139)	(3,825)	(9,646)	(751)
Payments to reduce interest rate hedge agreements	—	—	(514)	—
Other, net	320	22	507	(351)

Net cash provided by operating activities	5,448	13,144	16,363	49,774

Cash flows provided by (used for) investing activities:
Purchases of fixed assets	(610)	(893)	(2,080)	(3,043)
Purchases of marketable securities	(516)	(22,274)	(1,750)	(49,197)
Maturities and sales of marketable securities	500	29,593	4,500	40,988
Payment for the acquistion of AllHealthcareJobs	—	—	(2,690)	—

Net cash provided by (used for) investing activities	(626)	6,426	(2,020)	(11,252)

Cash flows used for financing activities:
Payments on long-term debt	(300)	(21,400)	(32,900)	(24,100)
Proceeds from long-term debt	—	—	2,000	—
Payment of costs related to initial public offering	—	—	—	(354)
Other	16	49	19	58

Net cash used for financing activities	(284)	(21,351)	(30,881)	(24,396)

Effect of exchange rate changes	450	(2,574)	2,017	(1,334)

Net change in cash and cash equivalents for the period	4,988	(4,355)	(14,521)	12,792
Cash and cash equivalents, beginning of period	35,635	74,672	55,144	57,525

Cash and cash equivalents, end of period	$40,623	$70,317	$40,623	$70,317

Non-cash investing and financing activities:
Issuance of common stock for the acquisition of AllHealthcareJobs	$—	$—	$959	$—

DICE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	September 30, 2009	December 31, 2008
ASSETS
Current assets
Cash and cash equivalents	$40,623	$55,144
Marketable securities	3,659	6,497
Accounts receivable, net	8,095	12,653
Deferred income taxes - current	941	1,346
Prepaid and other current assets	1,865	2,219

Total current assets	55,183	77,859

Fixed assets, net	5,448	5,938
Acquired intangible assets, net	51,053	59,119
Goodwill	142,609	137,416
Deferred financing costs, net	2,083	2,708
Other assets	211	129

Total assets	$256,587	$283,169

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$9,175	$10,306
Deferred revenue	31,591	40,758
Current portion of long-term debt	1,000	1,000
Interest rate hedge liability - current	359	—
Income taxes payable	596	2,195

Total current liabilities	42,721	54,259
Long-term debt	49,600	80,500
Deferred income taxes - non-current	11,897	15,998
Interest rate hedge liability - non-current	645	2,568
Other long-term liabilities	7,344	6,338

Total liabilities	112,207	159,663

Total stockholders’ equity	144,380	123,506

Total liabilities and stockholders’ equity	$256,587	$283,169

Supplemental Information and Non-GAAP Reconciliations

On the pages that follow, the Company has provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most comparable GAAP measure. A quarterly balance sheet, statement of operations and statement of cash flows for the quarter and nine months ended September 30, 2009 is provided elsewhere in this press release. Supplemental schedules provided include:

Quarterly Adjusted EBITDA Reconciliation

A reconciliation of Adjusted EBITDA for the quarter and nine months ended September 30, 2009 and 2008 is provided. This information provides the reader with the information we believe is necessary to analyze the Company.

Quarterly Supplemental Data and Certain Non-GAAP Reconciliations

On this schedule, the Company provides certain non-GAAP information for the quarter and nine months ended September 30, 2009 and 2008 that we believe is useful to understanding the business operations of the Company.

DICE HOLDINGS, INC.

QUARTERLY ADJUSTED EBITDA RECONCILIATIONS

(Unaudited)

(in thousands)

	For the three months ended September 30,		For the nine months ended September 30,
	2009	2008	2009	2008
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$3,002	$6,371	$9,636	$18,207
Discontinued operations	—	—	—	(519)
Interest income	(37)	(528)	(173)	(1,502)
Interest expense	1,598	2,441	5,170	7,609
Income tax expense	1,664	2,889	5,728	6,861
Depreciation	933	965	2,786	2,786
Amortization of intangible assets	3,822	4,186	11,730	12,665
Non-cash stock compensation expense	1,309	1,442	4,407	4,167
(Gain) loss from interest rate hedges	(294)	(135)	(1,051)	974

Adjusted EBITDA	$11,997	$17,631	$38,233	$51,248

Reconciliation of Operating Cash Flows to Adjusted EBITDA:
Net cash provided by operating activities	$5,448	$13,144	$16,363	$49,774
Interest expense	1,598	2,441	5,170	7,609
Interest income	(37)	(528)	(173)	(1,502)
Income tax expense	1,664	2,889	5,728	6,861
Deferred income taxes	663	(1,233)	3,861	(1,422)
Change in accounts receivable	(1,106)	(2,757)	(4,853)	(6,585)
Change in deferred revenue	3,139	3,825	9,646	751
Changes in working capital and other	836	59	3,116	(3,705)
Deferred financing costs	(208)	(209)	(625)	(625)
Adjustments for cash flows from discontinued operations	—	—	—	(519)
Gain on discontinued operations	—	—	—	611

Adjusted EBITDA	$11,997	$17,631	$38,233	$51,248

DICE HOLDINGS, INC.

NON-GAAP AND QUARTERLY SUPPLEMENTAL DATA

(Unaudited)

(dollars in thousands except per customer data)

	For the three months ended September 30,		For the nine months ended September 30,
	2009	2008	2009	2008
Revenues by Segment
DCS Online	$19,456	$27,199	$61,549	81,695
eFinancialCareers	5,817	9,862	17,212	29,563
Other	1,460	2,581	4,550	8,234

	$26,733	$39,642	$83,311	$119,492

Percentage of Revenues by Segment
DCS Online	72.8%	68.6%	73.9%	68.4%
eFinancialCareers	21.8%	24.9%	20.7%	24.7%
Other	5.4%	6.5%	5.4%	6.9%

	100.0%	100.0%	100.0%	100.0%

Sales and Marketing Expense	$8,261	$14,350	$26,180	$45,151
Sales and Marketing Expense as a Percentage of Revenue	30.9%	36.2%	31.4%	37.8%

Adjusted EBITDA	$11,997	$17,631	$38,233	$51,248
Adjusted EBITDA Margin	44.9%	44.5%	45.9%	42.9%

Dice.com Recruitment Package Customers
Beginning of period	6,450	8,950	7,600	8,700
End of period	6,300	8,800	6,300	8,800

Dice.com Average Monthly Revenue per Recruitment Package Customer (1)	$815	$849	n.a.	n.a.

Net cash provided by operating activities	$5,448	$13,144	$16,363	$49,774
Purchases of fixed assets	(610)	(893)	(2,080)	(3,043)

Free Cash Flow	$4,838	$12,251	$14,283	$46,731

Deferred Revenue (end of period)	$31,591	$44,854	n.a.	n.a.

Segment Definitions:

DCS Online: Dice.com and ClearanceJobs

eFinancialCareers: eFinancialCareers worldwide, excluding North America

Other:	eFinancialCareers (North America), Targeted Job Fairs, JobsintheMoney, and

AllHealthcareJobs (from the date of acquisition, June 10, 2009)

(1)	Reflects simple average of three months in each quarterly period.